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                                                                    Exhibit 99.1

                              2KSOUNDS CORPORATION,
                              a Nevada corporation

                             SUBSCRIPTION AGREEMENT

2KSounds Corporation
21700 Oxnard Street, Suite 1030
Woodland Hills, California 91367

As of March 20, 2003

Gentlemen:

     By execution of this subscription agreement (the "Subscription Agreement") the undersigned, Big Interactive Group, LLC, a Delaware limited liability company (the "Subscriber"), evidences the Subscriber's desire to purchase 90,000,000 shares of common stock, $.001 par value per share (the "Shares"), from 2KSounds Corporation, a Nevada corporation (the "Company"). By the Subscriber's execution hereof, the Subscriber expressly acknowledges and agrees that the Company is relying upon the accuracy and completeness of the representations of Subscriber contained herein in complying with the Company's obligations under applicable securities laws.

     1. Purchase Price; Payment. The aggregate purchase price for the Shares to be purchased by the Subscriber hereunder shall be $270,000 (the "Purchase Price"). The Purchase Price shall be payable by the Subscriber to the Company at the Closing (as defined hereafter) in the form of a promissory note in the principal amount of $270,000 in the form attached hereto as Exhibit A (the "Subscription Note"). The Subscription Note shall be for a term of 12 months from the Closing Date (as defined hereafter) and shall bear simple interest at the rate of 6% per annum; provided however Subscriber shall be required to make an initial payment on the Subscription Note pursuant to the terms thereof on or before 5:00 PM, March 27, 2003. Interest on the Subscription Note shall be payable on a monthly basis and principal shall be due and payable at maturity. Payment of the Initial Note shall be personally guaranteed by Carl Harris ("Harris"), the sole member of the Subscriber, pursuant to the form of personal guaranty attached as an exhibit to the Subscription Note (the "Guaranty").

     2. Closing. The consummation of the purchase and sale of the Shares (the "Closing") provided for in this Subscription Agreement shall take place at the offices of Liner Yankelevitz Sunshine & Regenstreif LLP, counsel to the Subscriber, at 1100 Glendon Avenue, 14/th/ Floor, Los Angeles, California 90024, concurrently with the execution and delivery of this Subscription Agreement by the parties, or at such other place, time or date as the parties may agree (the "Closing Date").

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     3. Closing Deliveries.

        (a) Deliveries by the Company. At the Closing, the Company shall deliver to the Subscriber the following:

            (i) A copy of irrevocable instructions to the Company's transfer agent, as executed by the Company, authorizing the Company's transfer agent to issue and deliver the Shares to the Subscriber;

            (ii)  Resignations of each director of the Company;

            (iii) An opinion from Richman, Mann, Chizever, Phillips & Duboff, counsel to the Company ("Company Counsel"), dated as of the Closing Date, with respect to: (A) the Company's good standing, based solely on the good standing certificate delivered to Company Counsel by the State of Nevada; (B) the due authorization, execution and delivery of this Subscription Agreement and the transactions contemplated hereby (including, without limitation, the due authorization of the issuance of the Shares), based solely on a certificate of the officers' of the Company; (C) as applicable to the Company, the validity and enforceability of this Subscription Agreement and the other instruments and agreements entered into in connection herewith (collectively, the "Transaction Documents"), subject to and limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding of equity or at law;
(D) the exemption from registration under the Securities Act of 1933, as amended (the "Act") of the Shares; and (E) the knowledge of Company Counsel, no approvals of any governmental entity are required to be obtained by the Company for the execution and delivery of, or the consummation of the transactions contemplated by the Transaction Documents; and

            (iv) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Company,
(B) further certifying that the Articles of Incorporation and By-Laws of the Company in existence at the time of the execution of this Agreement have been validly adopted, and (C) attaching copies of resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of the Transaction Documents;

            (v) A general release from each of Bruce Gladstone, Michael Blakey, Kenneth Ingber and the other officers of the Company in substantially the form attached hereto as Exhibit 3(a)(v);

        (b) Deliveries by the Subscriber. At the Closing, the Subscriber shall deliver to the Company and cause the Company to deliver the following:

            (i)   The Subscription Note;

            (ii)  The Guaranty;

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              (iii) The Gladstone Note (as defined hereafter);

              (iv)  The Vacation Pay Notes (as defined hereafter);

              (v)   The Gladstone Severance Note (as defined hereafter); and

              (vi)  The Severance Pay (as defined hereafter).

     4. Representations and Warranties of the Subscriber. To induce the Company to accept this Subscription Agreement, the Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

         (a) The Subscriber is familiar with the business operations and financial affairs of the Company and acknowledges that the Company files periodic reports with the Securities and Exchange Commission ("SEC"), which reports are generally available to the public. The Subscriber shall use commercially reasonable efforts" to cause the Company to continue to file with the SEC all reports and filings required by the Securities Exchange Act of 1934, as amended, including, without limitation, a Form 10-KSB due on March 31, 2003 and Form 8-K due within 15 days of the consummation of the transaction contemplated hereby. The Subscriber has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares, the business prospects and financial condition of the Company, and to obtain any additional information required by the Subscriber, to the extent available. As of the date hereof, the Subscriber has received from the Company all the information that the Subscriber has requested and considers necessary or appropriate for deciding whether to purchase the Shares.

         (b) The Subscriber believes that the purchase of the Shares and an investment in the Company are suitable for the Subscriber based upon the Subscriber's investment objectives and financial needs. The Subscriber: (i) has adequate means of providing for the Subscriber's current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) can afford a complete loss of such investment; and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Subscriber's net worth, and the Subscriber's investment in the Shares will not cause such overall commitment to become excessive.

         (c) The Subscriber, in reaching a decision to subscribe for the Shares, has knowledge and experience in financial and business matters, is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Shares, and has the net worth to undertake such risks.

         (d) The Subscriber was not offered or sold the Shares, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

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           (e) The Subscriber has obtained, to the extent the Subscriber deems necessary, the Subscriber's own personal professional advice with respect to the risks inherent in an investment in the Shares and the suitability of an investment in the Shares in light of the Subscriber's financial condition and investment needs.

           (f) The representations made by the Subscriber herein are true, complete and correct in all respects as of the date hereof. The Subscriber understands that the Company's determination that exemptions from the registration and qualification provisions of the ("Act"), and applicable state securities laws exist for the offer and sale of the Shares is based, in part, upon the representations, warranties, agreements and statements made by the Subscriber herein.

           (g) The Subscriber acknowledges that the Shares have not been registered under the Act or qualified under any applicable state securities laws or regulations and that the Shares are being offered in reliance upon exemptions from the registration requirements of the Act and such laws and regulations. The Subscriber understands that the Shares are "restricted securities" under the Act and that, as such, the Shares may not be resold without registration under the Act and applicable state securities laws or an applicable exemption therefrom. The Subscriber understands that the Company has no obligation to register the Shares. The Subscriber acknowledges that the certificate or certificates evidencing the Shares will bear a legend, generally in the form provided in
Section 5(j) hereof, indicating that the Shares are subject to restrictions on resale under the Act and applicable state securities laws and regulations.

           (h) Harris is the sole member of the Subscriber and is an "accredited investor" within the meaning of Rule 501(a) of Regulation D as promulgated under the Act.

           (i) The Subscriber is an "accredited investor" within the meaning of Rule 501(a) of Regulation D as promulgated under the Act.

           (j) The Subscriber is purchasing the Shares solely for the Subscriber's own account, for investment only, and the Shares are not being purchased for the account of any other person or entity and not with a view to or for sale in connection with any distribution of all or any part of the Shares. The Subscriber has no contract, undertaking, agreement or arrangement with any person or entity to sell, distribute, pledge or transfer to any person or entity all or any portion of the Shares, and the Subscriber has no present plan to enter into any such contract, undertaking, agreement or arrangement.

           (k) The Subscriber has the power to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement constitutes the valid and binding obligation of the Subscriber, enforceable in accordance with its terms.

           (l) The Subscriber is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, as a

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result of the execution and delivery of this Subscription Agreement or the consummation of any of the transactions provided for herein.

         5. Understandings and Acknowledgments of the Subscriber. The Subscriber understands and acknowledges the following:

           (a) The Subscriber recognizes that an investment in the Shares involves a high degree of risk and is subject to a number of risk factors, including, but not limited to, the risk factors set forth in the Company's filings of periodic reports with the SEC.

           (b) The Subscriber understands and acknowledges that 2KSounds, Inc., a wholly -owned subsidiary of the Company ("2KSounds Subsidiary"), and certain of the Company's former and current officers and directors are defendants in a lawsuit brought by certain shareholders of the Company (Matt Knudstrup, Daniel Cimino, Aaron and Lisa Tyler and Mark Lytwyn v. 2KSounds, Inc., Lord John Guidon, Michael Blakey, Bruce Gladstone, et. al.) pursuant to which the plaintiffs seek damages in excess of $3,500,000 claiming a breach of fiduciary duty by the named officers and directors and the improper determination of the value of dissenting shares with respect to the merger of 2KSounds Subsidiary with and into a subsidiary of the Company. The Subscriber further understands and acknowledges that a judgment against 2K Sounds Subsidiary and the named officers and directors in such lawsuit would have a material adverse effect on the Company's business, financial condition and operations.

           (c) The Subscriber understands and acknowledges that 2KSounds Subsidiary is a defendant in a lawsuit brought by Masters Investors Associates, Ltd. (Masters Investors Associates, Ltd. v. 2KSounds, Inc.) for breach of the implied covenant of good faith and fair dealing in connection with the exploitation of the "Patsy Cline Duets" Album.

           (d) The Subscriber understands and acknowledges that the Company and certain of its officers and shareholders have been threatened with litigation by
J. Michael Nixon ("Nixon"), a former director of the Company, for claims of fraud arising from Nixon's investment in the Company.

           (e) The Subscriber understands and acknowledges that the Company is a plaintiff in an action pending in Los Angeles Superior Court against Virgin Records America (2Ksounds Corporation v. Virgin Records America) for breach of contract and fraud arising from Virgin's failure to return to the Company certain master recordings of Brooke Allison.

           (f) The Subscriber understands and acknowledges that the Company filed a claim against Lord John Guidon ("Guidon"), the Company's former Chief Executive Officer and Chief Financial Officer and a current director, for damages arising from the breach of the Credit Facility Agreement between the Company and Guidon pursuant to which Guidon was obligated to loan $700,000 to the Company. On February 27, 2003, the Company dismissed the lawsuit without prejudice.

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           (g) The Subscriber understands and acknowledges that on January 9,
2003, the Company terminated the employment of Guidon for cause, and that there can be no assurance that Guidon will not bring a wrongful termination claim against the Company.

           (h) The Subscriber understands and acknowledges that the Company has, as of February 28, 2003, an accumulated deficit of approximately $6,459,434 (based on unaudited financial statements), and losses, for the year ended December 31, 2002, of approximately $4,453,843 (based on unaudited financial statements) and that there can be no assurance that the Company will be able to generate revenues in the future. The Subscriber further understands and acknowledges that as of the Closing Date, the Company will have approximately $144,460 in cash and/or cash equivalents, of which $55,133.27 is required to be set aside to secure the payment of the Company's commercial lease.

           (i) The Subscriber understands and acknowledges that Company makes no representations or warranties to the Subscriber other than those representations and warranties made by the Company in Section 7 of this Subscription Agreement.

           (j) Stop transfer instructions will be placed on the books of the Company, and a legend may be placed on any instrument or certificate representing the Shares, substantially as follows:

           THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE OR OTHER TRANSFER OF THE SECURITIES EVIDENCED HEREBY, OR OF ANY INTEREST THEREIN, MAY BE EFFECTED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND LAWS OR THE AVAILABILITY OF APPLICABLE EXEMPTIONS FROM SUCH REQUIREMENTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

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     6.    Indemnification. The Subscriber shall indemnify and hold harmless the
Company and its directors, officers, stockholders, employees, counsel, agents, successors and assigns from and against all losses, damages, liabilities and actual expenses (including, without limitation, reasonable attorneys' fees), as and when incurred, due to or arising out of, in whole or in part, any breach of any representation or warranty made by the Subscriber set forth herein or arising out of the resale or distribution by the Subscriber of the Shares, or any portion thereof, in violation of the Act or any applicable state securities laws or arising out of or in connection with the transactions contemplated by this Subscription Agreement; provided that such breach does not arise out of or result from a breach of the Company's representations, warranties or covenants set forth herein.

     7. Representations and Warranties of the Company. The Company hereby represents and warrants, and covenants with the Subscriber as follows:

           (a) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Subscription Agreement, the performance of the obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Shares to be issued hereunder, has been taken.

           (b) Issuance of the Shares. The Shares being issued hereunder, when issued, sold and delivered in accordance with the terms of this Subscription Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Act and applicable state securities laws.

           (c) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription Agreement.

           (d) Offering. Subject in part to the truth and accuracy of the Subscriber's representations set forth in Section 4 of this Subscription Agreement, the offer, sale and issuance of the Shares as contemplated by this Subscription Agreement is exempt from the registration requirements of the Act.

           (e) Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable. No shares of capital stock of the Company are subject to (a) preemptive rights or any other similar rights of the stockholders of the Company or (b) any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing (collectively, "Encumbrances") and the sale and delivery of the Shares to Subscriber pursuant to the terms hereof will vest in Subscriber legal and valid title to such Shares free and clear of all Encumbrances.

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           (f) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

           (g) Capitalization. As of the Closing Date, and after giving effect to the transactions contemplated by the Transaction Documents, the authorized capital stock of the Company consists of 500,000,000 shares of common stock, $.001 par value per share, and 100,000,000 shares of blank check preferred stock, $.001 par value per share of which 482,993,622 shares of common stock are issued and outstanding and 0 shares of preferred stock are issued and outstanding.

           (h) Litigation. Except as set forth in Section 5 hereof, as of the Closing Date, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body, pending or, to the knowledge of the Company, threatened against the Company or its properties or its directors or officers in their capacities as such. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, could have a material adverse effect on the business or operations of the Company or could prevent or materially delay the consummation of the transactions contemplated hereby.

           (i) Compliance with Laws. The Company has not received notification from any governmental entity, board, court, commission, or agency (a) asserting a violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

           (j) Taxes. (a) The Company has timely filed (or there has been filed on its behalf) with the appropriate taxing authorities all returns, reports or similar statements required to be filed with respect to any Tax (as hereinafter defined), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and any similar return (herein collectively called "Tax Returns") required to be filed by it, and such Tax Returns are true, correct and complete in all material respects. The Company has made adequate reserves in its books and records for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply; (b) All material federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity (herein collectively called "Taxes") whether or not reflected on any Tax Return that are due and payable by the Company have been duly and timely paid, except those Taxes being contested in good faith and for which adequate reserves have been made; (c) There are no liens for Taxes upon any property or assets of the Company, except liens for Taxes not yet due and payable; (d) No federal, state, local or foreign audits or examinations are in progress and the Company has not received written notice of any pending actions or proceedings with regard to any Taxes payable or

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Tax Returns filed by or on behalf of the Company, except for actions or proceedings related to such Taxes being contested in good faith and for which adequate reserves have been made; (e) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company;
(f) The Company is not a party to any material tax sharing, tax indemnity or other agreement or arrangement relating to the allocation or sharing of Taxes with any person.

    8. Conditions to the Obligations of the Subscriber. The obligation of the Subscriber to purchase the Shares shall be subject to the satisfaction, as of the Closing Date or as soon as reasonably practicable thereafter, of the following conditions, unless waived by the Subscriber:

        (a) Resignation of Certain Officers and All Directors. Each of Kenneth Ingber ("Ingber"), Bruce Gladstone ("Gladstone") and Michael Blakey ("Blakey"), shall have resigned as officers of the Company and all of the directors of the Company shall have resigned.

        (b) Appointment of Director Nominees of the Subscriber. The existing Board of Directors of the Company shall cause Carl Harris, Bruce Johnson, Tara LaFex and Shanda Nolan to be appointed to serve as directors of the Company.

    9.  Covenants of the Subscriber. The Subscriber covenants and agrees that:

        (a) Gladstone Loan. On the Closing Date, the Subscriber shall cause the Company to issue to Gladstone a promissory note in the principal amount of $303,156.48 in the form attached hereto as Exhibit B as repayment for the prior loan made by Gladstone to the Company pursuant to an existing credit facility (the "Gladstone Note"). The Gladstone Note shall be for a term of 12 months from the Closing Date and shall bear simple interest at the rate of 6% per annum. Interest on the Gladstone Note shall be payable on a monthly basis and principal shall be due and payable at maturity. Payment of the Gladstone Note shall be personally guaranteed by Harris pursuant to the form of guaranty attached as an exhibit to the Gladstone Note.

        (b) Vacation Pay. On the Closing Date, the Subscriber shall cause the Company to issue to each of Gladstone and Blakey, a promissory note in the principal amount of $6,874 and $15,973, respectively, in the form attached hereto as Exhibit B as payment for vacation time accrued by each of Gladstone and Blakey during their employment with the Company (the "Vacation Pay Notes"). The Vacation Pay Notes shall be based on the same terms and conditions as the Gladstone Note set forth in Section 9(a) above.

        (c) Severance Pay. The Subscriber shall cause the Company to make cash severance payments to those employees and in the amounts and on such dates as set forth next to their names as set forth in Exhibit C attached hereto (the "Severance Pay"). In addition, on the Closing Date, the Subscriber shall cause the Company to issue to Gladstone a promissory note in the principal amount of $13,747 in the form attached hereto as Exhibit B in settlement of all severance obligations (the "Gladstone Severance Note"). The Gladstone Severance Note shall be based on the same terms and conditions as the Gladstone Note set forth in
Section 9(a) above. Notwithstanding the foregoing, the parties acknowledge that Brian Barton ("Barton") shall remain in the employ of

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the Company subsequent to the Closing Date in order to assist the Company in meeting its SEC filing obligations including the Company's 10-K for 2002. Provided Barton delivers the services referenced in the immediately preceding sentence, then upon Barton's resignation or termination from the Company, the Company shall be obligated to pay to Barton a cash severance payment in an amount equal to four weeks salary.

          (d) Deferred Compensation. On March 27, 2003, the Subscriber shall cause the Company to pay to each of Gladstone and Blakey a cash payment of $44,057 and $29,854, respectively, as payment for compensation earned and accrued by each of Gladstone and Blakey during their employment with the Company.

          (e) Legal Fees and Expenses. On the Closing Date, the Subscriber shall cause the Company to pay the legal fees and expenses of Company Counsel, as of and through the Closing Date as set forth on Exhibit 9(e).

          (f) Prepayment of the Notes. In the event all of the promissory notes issued by the Company and the Subscriber pursuant to the transactions contemplated by this Subscription Agreement and all of the promissory notes issued by the Subscriber pursuant to that certain Common Stock Purchase Agreement by and among the Subscriber, Gladstone and Blakey of even date herewith (collectively, the "Notes") are repaid within six months of the Closing Date, the principal amount due under each of the Notes shall be reduced by 10%.

     10. Consultation Services. For a period of six months from the Closing Date, Gladstone and Ingber may, but shall not be obligated to, assist the Company in generating revenue (by the sale of assets, settlement of claims and/or collection of accounts receivable) with respect to the Company's assets, claims and accounts receivable listed on Exhibit D attached hereto (the "Project Assets"). In consideration for such assistance, the Subscriber shall cause the Company to pay to Gladstone and Ingber a consultation fee equal to 25% of the gross revenues received by the Company arising from a transaction agreed upon or consummated during such six month period with respect to the Project Assets (i.e. 25% of the gross purchase price received from the sale of such assets, 25% of the gross revenue received by the Company from settlement or judgment awards of such claims and/or 25% of the gross revenue received by the Company from the collection of such accounts receivable). Notwithstanding the foregoing, the Subscriber and the Company agree that the Company may not dispose of the Project Assets or make any settlements with respect to the Project Assets without the prior written consent of Gladstone and Ingber. The Subscriber further agrees to cause the Company to use the revenues generated from the Project Assets, if any, to pay down the existing debts of the Company.

     11. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Subscription Agreement.

     12. Irrevocability. This Subscription Agreement, upon execution by both the Company and Subscriber shall be a binding obligation of Subscriber and the Company.

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     13. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both of the parties.

     14. Governing Law. This Subscription Agreement shall be construed in accordance with and be governed by the laws of the State of California.

     15. Counterparts; Facsimile Signatures. This Subscription Agreement may be executed in two or more counterparts, each of which, when taken together, shall constitute one and the same instrument. The instrument may be executed by facsimile, and upon such execution, shall have the same force and effect as an original.

                       (Signatures on the following page)

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     IN WITNESS WHEREOF, the undersigned do hereby execute this Subscription
Agreement this 20th day of March, 2003.

BIG INTERACTIVE GROUP, LLC                         2KSOUNDS CORPORATION

By: /s/ Carl Harris                                By: /s/ Bruce Gladstone
    ---------------                                    -------------------

Its: Manager                                       Its: CEO

Address:

Big Interactive Group, LLC
324 North Diamond Bar Boulevard
Suite 285
Diamond Bar, California 91765
Attention:  Carl Harris

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